                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints RAOUF Y. HALIM, SIMON BIDDISCOMBE and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below:

         (1) (a) a Registration Statement or Registration Statements on Form S-3 or Form S-8 to be filed by Mindspeed Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), a sufficient number of shares (estimated to be approximately 30,000,000 shares) of Common Stock, par value $.01 per share, of the Company (including the associated preferred share purchase rights, the "Company Common Stock") for delivery under the Company's 2003 Stock Option Plan;

         (b) a Registration Statement or Registration Statements on Form S-8 to be filed by the Company with the Commission for the purpose of registering under the Securities Act:

                  - 10,000,000 shares of Company Common Stock to be delivered under the Company's 2003 Long-Term Incentives Plan,

                  - 400,000 shares of Company Common Stock to be delivered under the Company's Directors Stock Plan,

                  - 3,750,000 shares of Company Common Stock to be delivered and an indeterminate amount of interests under the Company's Retirement Savings Plan,

                  - 8,000,000 shares of Company Common Stock to be delivered under the Company's 2003 Employee Stock Purchase Plan, and

                  - 900,000 shares of Company Common Stock to be delivered under the Company's 2003 Non-Qualified Employee Stock Purchase Plan;

         (c) a Registration Statement or Registration Statements on Form S-3 to be filed by the Company with the Commission for the purpose of registering under the Securities Act:

                  -        a warrant to be issued to Conexant Systems, Inc.
                           ("Conexant") in connection with the pro rata distribution by Conexant of Company Common Stock to Conexant's shareholders and 30,000,000 shares of Company Common Stock to be delivered upon exercise of such warrant,

                  - a warrant to be issued to Conexant in connection with the Company's senior secured revolving credit facility with Conexant and 8,333,334 shares of Company Common Stock to be delivered upon exercise of such warrant, and

                  - a sufficient number of shares (estimated to be approximately 967,000 shares) of Company Common Stock for delivery upon exercise of a warrant to be issued to Jazz Semiconductor, Inc. ("Jazz") in respect of a warrant held by Jazz to purchase shares of Conexant common stock; and

         (2) any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                SIGNATURE                                      TITLE                           DATE
                ---------                                      -----                           ----
        /s/ DWIGHT W. DECKER                           Chairman of the Board               June 12, 2003
----------------------------------------
          Dwight W. Decker

         /s/ RAOUF Y. HALIM                Chief Executive Officer (principal executive    June 9, 2003
----------------------------------------             officer) and Director
           Raouf Y. Halim

         /s/ DONALD R. BEALL                                 Director                      June 9, 2003
----------------------------------------
           Donald R. Beall

       /s/ HOSSEIN ESLAMBOLCHI                               Director                      June 9, 2003
----------------------------------------
         Hossein Eslambolchi

           /s/ MING LOUIE                                    Director                      June 10, 2003
----------------------------------------
             Ming Louie

         /s/ JERRE L. STEAD                                  Director                      June 9, 2003
----------------------------------------
           Jerre L. Stead

        /s/ SIMON BIDDISCOMBE                 Senior Vice President, Chief Financial       June 12, 2003
----------------------------------------   Officer and Treasurer (principal financial
          Simon Biddiscombe                          and accounting officer)


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